Exhibit 10.10

Execution Copy

DATED 21st February, 2008

2020 GlobalGrowth Equities Limited

and

2020 Equity Partners Limited

INVESTMENT MANAGEMENT AGREEMENT

Deacons

5th Floor

Alexandra House

18 Chater Road

Central

Hong Kong

Fax : 28100431

Tel : 28259211

TABLE OF CONTENTS

Clause	Heading	Page Number

1	INTERPRETATION	1

2	APPOINTMENT OF THE INVESTMENT MANAGER	4

3	POWERS AND DUTIES OF THE INVESTMENT MANAGER	4

4	AUTHORITY OF THE INVESTMENT MANAGER	7

5	PAYMENT OF FEES TO THE INVESTMENT MANAGER	7

6	EXPENSES	10

7	DUTY OF CARE AND CONFLICTS OF INTEREST	11

8	EXCULPATION AND INDEMNIFICATION OF THE INVESTMENT MANAGER	12

8A	EXCULPATION AND INDEMNIFICATION OF THE ISSUER	14

9	SERVICES OF THE INVESTMENT MANAGER TO BE EXCLUSIVE	14

9A	IPO OF THE ISSUER	14

10	TERMINATION	14

11	CONFIDENTIALITY AND REPUTATION	16

12	NOTICES	16

13	MISCELLANEOUS PROVISIONS	16

14	GOVERNING LAW	17

APPENDIX A		19

APPENDIX B		20

APPENDIX C		21

APPENDIX D		1

INVESTMENT MANAGEMENT AGREEMENT

DATED:                                         21st   February, 2008

PARTIES:

(1)                                  2020 GLOBALGROWTH EQUITIES LIMITED , a Cayman Islands exempted company whose registered office is at 4th Floor, Scotia Centre, P.O. Box 268, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Issuer”); and

(2)                                  2020 Equity Partners Limited, a Cayman Islands exempted company whose registered office is at 4th Floor, Scotia Centre, P.O. Box 268, George Town, Grand Cayman KY1-1104, Cayman Islands and who is registered with the Cayman Islands Monetary Authority as an Excluded Person pursuant to the Securities Investment Business Law (2003 Revision) (the “Investment Manager”).

BACKGROUND

(A)                              The Issuer has been formed for the principal purpose of making direct or indirect investment in listed or unlisted securities, units, equity loan notes, other equity instruments or other types of investments (“Portfolio Investments”).

(B)                               The Investment Manager has received copies of investment agreements (“IAs”) entered into between the Issuer and each investor (“Investor”) in connection with the issue of Convertible Bonds by the Issuer and the Investment Manager notes terms and conditions thereof.

(C)                                The Issuer wishes to appoint the Investment Manager to provide such investment management services in connection with its Portfolio Investments on the terms and subject to the conditions hereinafter contained.

(D)                               The Investment Manager desires to render such services to the Issuer in consideration of receipt of the compensation specified in this Agreement.

(E)                                 An advisory committee will be established external to the governance structure of the Investment Manager or the Issuer in order to assist the Investment Manager in referring deals, investigating sector potential and provide guidance and advice on dealing with investee companies.  For the avoidance of doubt, the advisory committee will not have any role in the governance of the Investment Manager or the Issuer.

THE PARTIES HEREBY AGREE as follows:

1                                         Interpretation

1.1                                 Unless the context otherwise requires, capitalized terms used in this Agreement have the same meanings as in the Articles and the following terms shall have the following meanings:

“Agreement” means this Investment Management Agreement, as amended and/or supplemented from time to time in accordance with Clause 15.3.

“Articles” means the Articles of Association for the time being of the Issuer and any reference herein to an Article shall be taken to refer to the Articles unless otherwise specified.

“Banking Day” means a day (excluding Saturday and Sunday) on which banks are generally open for business in Hong Kong and Kuala Lumpur.

“Closing Day” means 30 June 2008.

“Conditions” means the terms and conditions attached to the certificate issued in respect of the Convertible Bonds; and “Condition” refers to the relative numbered paragraph of the Conditions.

“Convertible Bonds” means such convertible bonds subject to the Conditions issued or to be issued by the Issuer pursuant to agreement(s) already entered and to be entered into by the Issuer with respective investors on or prior to the Closing Date; and “Convertible Bond” means any of them.

“Directors” means the directors of the Issuer.

“Duties and Charges” includes all stamp and other duties, taxes, governmental charges, brokerage, bank charges, transfer fees and registration fees.

“Equity Value” means the aggregate par value of the issued share capital and principal amount of other issued securities of the Issuer (including but not limited to any securities convertible into or exercisable or exchangeable for or that represent the right to receive share capital of the Issuer).

“Exchange Amount” has the same meaning as defined in Condition 8.2(a), which means, in relation to a Convertible Bond, an amount equivalent to 20% of the original principal amount of the Convertible Bond and such amount may decrease from time to time by such an amount subject to which the Underlying Exchange has taken place in stages;

“Investment Committee” means the investment committee of the Issuer constituted pursuant to the IAs.

“Investment Objective” means the investment objective as set out in Appendix A of this Agreement or as from time to time which may be amended or varied upon (i) until the IPO Date, the approval by the affirmative vote of holders holding not less than 80% of the aggregate principal amount of all Convertible Bonds issued and outstanding; or (ii) thereafter, such approval as may be required in accordance with rules of the Stock Exchange.

“IPO” means the proposed initial public offering of Shares in connection with the listing of the Shares on the Stock Exchange.

“IPO Date” means the date on which dealings in the Shares on the Stock Exchange commence.

“Keymen” means George Lu and Louis Koo or any replacement for either of them as may be approved by the Issuer. Nothing herein shall be construed as granting the Issuer the right to designate which employees or other advisors of the Investment Manager shall be responsible for providing specific services hereunder on a day-to-day basis.

“Laws” means the laws of the Cayman Islands (including delegated legislation and regulations of any competent authority) and any other applicable laws and regulations for the time being in force.

“Maturity Date” has the same meaning as defined in Condition 1.1, which means, the Banking Day immediately preceding the second anniversary of the date of issue of the first Convertible Bond issued and such expression (as the context requires) includes any extension of the original Maturity Date or the extended Maturity Date under Condition 1.2.

“NAV” means the net asset value of the Issuer as prescribed in Clause 5.2.3 of this Agreement.

“Nomination Committee” means the nomination committee of the Issuer.

“Policies and Guidelines” means the policies and guidelines as set out in Appendix A of this Agreement or as from time to time which may be amended or varied upon (i) until the IPO Date, the approval by the affirmative vote of holders holding not less than 80% of the aggregate principal amount of all Convertible Bonds issued and outstanding; or (ii) thereafter, such approval as may be required in accordance with rules of the Stock Exchange.

“Proceeds” means the proceeds from the issue of Convertible Bonds.

“Securities” means shares, debentures and other securities of any class issued by the Issuer.

“Share(s)” means the ordinary share(s) of US$0.10 each in the issued share capital of the Issuer existing on the date of this Agreement and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) stock or shares in the capital of the Company resulting from any sub-division, consolidation or re-classification thereof.

“Stock Exchange” means the London Stock Exchange or, as the context may require, its main board for the listing of securities, or any other recognized stock exchange.

“Underlying Assets” means assets acquired by the Issuer using the Proceeds from the issue of Convertible Bonds prior to the IPO or assets as may be otherwise acquired by the Issuer upon and after the IPO.

“Underlying Exchange” means the underlying exchange pursuant to Condition 8.

1.2                                 Any reference to the Issuer or the Investment Manager includes a reference to its or their duly authorized advisers.

1.3                                 References to Clauses are to clauses of this Agreement.

1.4                                 The headings to the Clauses of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

2                                         Appointment of the Investment Manager

2.1                                 The Issuer hereby appoints the Investment Manager and the Investment Manager hereby agrees to provide the Issuer such investment management and advisory services in connection with the Issuer’s Portfolio Investments in accordance with the provisions of the Articles and the Laws in order to achieve the Investment Objective until its appointment shall be terminated in accordance with this Agreement.

2.2                                 The Directors shall notify the Investment Manager of all relevant corporate affairs of the Issuer (including but not limited to resolutions of the Directors, shareholders and holders of Convertible Bonds), changes to the investment policy of the Issuer and any other actions taken independently of the Investment Manager which may be relevant to the Investment Manager’s performance of its duties hereunder.

2.3                                 The Issuer may from time to time agree with the Investment Manager that the Investment Manager shall perform other services for the Issuer on such terms as to remuneration and otherwise as shall be mutually agreed.

2.4                                 The Investment Manager shall use its best endeavours to fulfil the Investment Objective but the Issuer acknowledges that Investment Manager does not guarantee that the Investment Objective will be achieved.

2.5                                 The Investment Manager shall have the right to elect the chairman of the Investment Committee and the Nomination Committee.

2.6                                 The Investment Manager intends to be constituted in accordance with Appendix B .

2.7                                 The Investment Manager undertakes that the Keymen shall remain as employees of the Investment Manager based upon the terms of the Letters of Appointment as set out in Appendix C of this Agreement until (i) the termination of this Agreement or (ii) the date falling after a period of 3 years after the IPO Date, whichever is shorter. Notwithstanding the above, the Investment Manager retains the exclusive right to determine which of its employees or other advisors shall be responsible for providing the specific services hereunder from time-to-time.

3                                         Powers and Duties of the Investment Manager

3.1                                 During the continuance of its appointment hereunder, the Investment Manager shall (subject always to the provisions of Clause 3.3) have duties, obligations, full power, authority and right to, either itself or wholly or in part through its advisers render such services as the Issuer may from time to time require in connection with the management of the affairs of the Issuer, and in particular (without limiting the generality of the foregoing), the Investment Manager shall:

3.1.1                        implement the investment strategy and policies of the Issuer and from time to time review such investment strategy and policies;

3.1.2                        identify, source, evaluate investment and divestment opportunities for the account of the Issuer;

3.1.3                        monitor, supervise and report to the Issuer on its investments and responding to enquiries from the Issuer or Investors regarding the investments of the  Issuer;

3.1.4                        make recommendations to the Investment Committee on investment opportunities or divestment proposals which the Investment Manager has identified and evaluated, and provide such advice and support as the Investment Committee may request from time to time;

3.1.5                        carry out valuations of the Portfolio Investments as from time to time required;

3.1.6                        assist in the administration and redemption of the Convertible Bonds issued by the Issuer pursuant to the Conditions or otherwise generally in connection with the Issuer;

3.1.7                        liaise with third party service providers and intermediaries in connection with the implementation of investment and investment realisation decisions and the administration of the Issuer generally;

3.1.8                        assist in the filing of any reports or claiming of any taxation relief by Issuer and holders of the Convertible Bonds or such other securities as may be issued by the Issuer from time to time;

3.1.9                        assist in the preparation of tax returns in respect of the allocation of profits and losses of the Issuer and in obtaining any available tax benefits and tax deductions in respect of the Portfolio Investments, if required;

3.1.10                  provide regular reporting on the investment activities and financial information and accounts of the Issuer to the Investors including such information as the same is available to members of the Investment Committee and/or the Directors from time to time;

3.1.11                  provide to the Investors reporting on business and operational activities of the Underlying Assets and on financial information on the Underlying Assets to the extent the same is available to the Issuer;

3.1.12                  assess the financial position of the Issuer from time to time and, if required, (i) call for commitments from all Investors on a pro rata basis as set out in the IAs; or (ii) request for additional commitments from any one or more Investors if the outstanding commitment is insufficient or, at the Investment Manager’s discretion, the Investment Manager may approach other person(s) who are not Investors to co-invest with the Issuer in a Portfolio Investment, in the manner as the Investment Manager may think fit;

3.1.13                  manage the co-investment rights of Investors in accordance with the IAs.

3.1.14                  negotiate and conclude investments and divestments on behalf of the Issuer in accordance to instructions or authorizations of the Investment Committee;

3.1.15                  represent the Issuer at all board and shareholders’ meeting of the Issuer’s investee companies;

3.1.16                  on behalf of the Issuer, appoint the necessary accountants, solicitors and consultant to undertake due diligence of potential investments; and

3.1.17                  assist in arranging the voluntary liquidation of the Issuer, and co-operating with the Issuer’s liquidators, if necessary.

3.2                                 The Investment Manager shall keep or cause to be kept for the Issuer such books, records and statements expressed in such currencies as may be necessary to give a complete record of all transactions carried out by the Investment Manager on behalf of the Issuer and such other books, records, statements, agreements and correspondences as may be required by the Laws and the Articles and as may be necessary to give a complete record of all other transactions carried out of the Investment Manager on behalf of the Issuer and shall:

3.2.1                        permit the Issuer and their employees and agents and the Auditors (if any) to inspect such books, records and statements at all reasonable times; and

3.2.2                        grant access to such books, records and statements to holders of the Convertible Bonds or such other securities as may be issued by the Issuer from time to time at normal working hours of the Issuer by giving a written notice of not less than 3 days subject to the execution of non-disclosure or confidentiality agreement with the issuer.

3.3                                 The Investment Manager shall have and is hereby granted the authority, power and right on behalf of and in the name of the Issuer but subject to the authorizations of the Directors and the decisions of the Investment Committee and in compliance with the Laws:-

3.3.1                        to issue orders and instructions with respect to the acquisition and disposition of the Portfolio Investments;

3.3.2                        to purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in the Portfolio Investments, moneys and other assets for the account of the Issuer and effect foreign exchange transactions on behalf of the Issuer and for the account of the Issuer in connection with any such purchase, other acquisition, sale or other disposal or the protection of the value of Portfolio Investments;

3.3.3                        to enter into, make and perform all contracts, agreements and other undertakings as may in the opinion of the Investment Manager be necessary or advisable or incidental to the carrying out of the objectives of this Agreement in accordance with the rules, regulations and practices of relevant markets;  and

3.3.4                        to negotiate in accordance with the instructions of the Directors all borrowing arrangements of the Issuer and to supervise the implementation of such arrangements.

3.4                                 The Investment Manager warrants and represents that it:

3.4.1                        shall observe and comply with the Laws, the constitution of the Issuer, the Policies and Guidelines, provisions of the Conditions and all lawful resolutions of the Directors and other lawful orders and directions given to it from time to time by the Directors and all activities engaged in by the Investment Manager hereunder shall at all times be subject to the control of and review by the Directors and the Investment Manager shall and shall procure that any person firm or company to whom it delegates any of its functions hereunder shall give effect to all such decisions;

3.4.2                        does not require any licence or permit or has obtained all exemptions to fulfill its obligations under this Agreement; and

3.4.3                        shall hold licences if required in compliance with all applicable laws and regulations, as replaced, amended, modified or re-enacted from time to time to fulfil its obligations under this Agreement.

3.5                                 All rights of voting conferred by Portfolio Investments shall be exercised in such manner as the Investment Manager may determine and the Investment Manager may in its discretion refrain from the exercise of such voting rights.

3.6                                 The Investment Manager shall provide all necessary office facilities, equipment and personnel to enable it to carry out its functions hereunder and shall liaise with the Auditors and other agents of the Issuer as reasonably required so as to enable them to perform their respective duties and obligations.

4                                         Authority of the Investment Manager

4.1                                 In addition to the services of its own staff, the Investment Manager may arrange for and coordinate the services of other professionals and consultants.  The Investment Manager shall for the purposes of this Agreement be deemed to be an independent contractor and not an employee or dependent agent of the Issuer ; nor shall anything in this Agreement or any action taken pursuant to this Agreement be construed as creating a separate trust, joint venture, partnership or any like relationship among the parties of any kind on the part of the Issuer with respect to the Investment Manager or any of its affiliates.

4.2                                 In exercising its rights and duties under this Agreement the Investment Manager is authorised to act for and on behalf of the Issuer (but subject to any directions given by the Directors and subject to the terms of this Agreement and the provisions of the Articles) in the same manner and with the same force and effect as the Issuer might or could do.  Except as herein provided, the Investment Manager shall not have authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

4.3                                 The authorities contained in this Agreement are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

5                                         Payment of Fees to the Investment Manager

5.1                                 As consideration for its services under this Agreement, the Investment Manager shall be entitled to receive a management fee from the Issuer at the rate of 2 per cent. (2%) per annum calculated on the basis of (i) until the IPO, the aggregate principal sum of all the Convertible Bonds committed (not the amount called) which shall be adjusted according to the aggregate principal sum of Convertible Bonds issued and subscribed for in the event of default of any investors of the Convertible Bonds in paying up such commitment; and (ii) thereafter, the average month end NAV of the Issuer for each prevailing quarter.  The management fee shall be payable quarterly in advance on the first day of each calendar quarter.  As such, the management fee shall be calculated initially based on the average month end NAV of the Issuer for the preceding quarter and adjusted once the prevailing quarter average month end NAV is determined.  The management fee shall be pro-rated for any commencing period of less than a quarter, and shall be pro-rated and refunded for any terminating period of less than a quarter.  The first payment of such management fee shall be made on the signing of this Agreement.

5.2                                 In addition to the management fee payable to the Investment Manager pursuant to Clause 5.1, the Investment Manager shall be entitled to receive:

5.2.1                        if there is an IPO by the Maturity Date,

(a)          a performance fee of 20% calculated on the basis of any difference in the value of the NAV as at the IPO Date and the aggregate investment in Equity Value in the Issuer  (excluding the Exchange Amount) subject to a compounded hurdle rate of 8 per cent. (8%) per annum and the Catch-up (as defined hereunder), payable in cash within 30 days of the IPO or as otherwise agreed between the parties (an illustrative example is set out in Appendix D); and

5.2.2                        thereafter a performance fee is payable provided:-

(a)                                  at the first financial year end of the Issuer after the IPO Date, the NAV for that financial year end is greater than the NAV as at the IPO Date plus a compounded hurdle rate of 8% per annum;

and

(b)                                 for subsequent years, the relevant financial year end NAV (“NAVt”) is greater than the value of the NAV at which the last performance fee was payable (the “High Water Mark”) and is greater than a compounded hurdle rate of 8% per annum calculated against the NAV as at the IPO Date (“Hurdle”).

Subject to the fulfillment of the foregoing, the calculation on the performance fee is as follows:-

(i)         0% of the Gain/(Loss) (as defined below) if NAVt is at or below the Hurdle and at or below an 8% increase on the High Water Mark (“Hurdle Gain/(Loss)”);

(ii)          An amount (“Catch-up Amount”) up to 100% of the Full Catch Up above the Hurdle Gain/(Loss) where

Full Catch-up	=	2%		x Gain/(Loss) Amount
		Gain/(Loss)%

where Gain/(Loss)	=	NAVt	-	High Water Mark

and Gain/(Loss)%                                                                        =                                         NAVt      -      High Water Mark  x  100%

High Water Mark

; and

(iii)                   An amount equal to 20% of the difference between NAVt and aggregate of the Hurdle Gain and the Full Catch-up,

payable in cash within 30 days after the end of the relevant financial year end or as otherwise agreed between the parties. An illustrative example for the performance fees calculated at and post IPO is set out in Appendix D.  Where there is any inconsistency in the interpretation of this provision and Appendix D, Appendix D “Calculation Using Percentages” shall prevail.

5.2.3                        if there is no IPO by the Maturity Date or upon termination of this Agreement, a performance fee of 20% calculated on the basis of the proceeds of sale of all Underlying Assets (excluding any Exchange Amount) less the original investment costs and all related costs and expenses of the Issuer, subject to a compounded hurdle rate of 8 per cent. (8%) per annum and the Catch-up (as defined above), payable in cash within 30 days after all Convertible Bonds issued and outstanding have been redeemed or converted and exchanged or the liquidation procedure of the Issuer has commenced or this Agreement has terminated (as the case may be), or as otherwise agreed between the parties.

5.2.4                        For the purpose of this Clause 5.2, the NAV shall exclude any Exchange Amount and shall comprise the aggregate of all assets of the Issuer less all liabilities of the Issuer calculated in accordance with such generally accepted valuation standards and with reference to applicable accounting standards as from time to time agreed between the Investment Manager and the Issuer and in accordance with guidelines as laid down by the Directors from time to time.

5.3                                 The fees prescribed in Clauses 5.1 and 5.2 shall be payable in US dollars.

5.4                                 The Investment Manager, and any advisers appointed pursuant to Clause 3.1 may retain 50% of the aggregate amount of shall not be required to, account to the Issuer for (i) any commission rebates, transaction fees, directors’ fees, monitoring fees, management consulting fees and other fees they may receive from any company in which the Issuer invests, (ii) any break-up or other fees that they may receive in connection with any proposed investment of the Issuer that is not consummated net of expenses incurred with respect to such proposed investment, and (iii) fees and commissions that they may receive from a third party other than the Issuer in respect of deal-sourcing, asset management or other services (collectively the “Transaction Fees”), and 50% of the Transaction Fees in each calendar quarter will be credited against the management fee payable by the Issuer pursuant to clause 5.1 above to reduce such management fee.

5.5                                 All payments to be made under this Agreement shall be made free and clear of and without deduction for or on account of tax unless the party making payment is required by law to make such a payment subject to the deduction or withholding of tax. In such case, the sum payable by that party in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the recipient receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

5.6                                 Any party required to make any payment under this Agreement shall also pay any goods and services tax, value added tax or any tax of a similar nature to each of the foregoing which replaces the same or is levied in addition to it, if any, lawfully imposed on such payment.

5.7                                 In the event of any dispute arising as to the amount of the Investment Manager’s fees hereunder, the Investment Manager shall co-operate in making available substantiation of any Transaction Fees and any disputes shall be referred to the auditors of the Issuer for settlement, who shall be entitled to make such further or other adjustments as may in the circumstances appear to them to be appropriate and whose decision shall be regarded as the decision of an expert and not of an arbitrator and shall be binding and final upon the parties hereto.

6                                         Expenses

6.1                                 Subject to Clause 6.3, the Investment Manager shall pay the expenses incurred by it in connection with the performance of its services hereunder (other than those specified in Clause 6.3) unless the Issuer otherwise agrees in any particular case.

6.2                                 All remuneration and other sums payable to any person firm or company to whom the whole or any part of the Investment Manager’s functions hereunder shall be delegated under Clause 8 shall be paid by the Investment Manager.

6.3                                 Subject to the foregoing and so far as permitted by the Laws the Issuer undertakes to pay or reimburse the Investment Manager in respect of all the following out-of-pocket expenses incurred by it, in the performance of its duties including (without limitation):-

6.3.1                       all reasonable expenses of every nature of or incidental to deposits of cash made by the Issuer;

6.3.2                        any stamp and other duties, taxes, governmental charges, commissions brokerage, transfer fees, registration fees and other charges payable in respect of the acquisition, holding or realisation of any Portfolio Investment and any foreign exchange transactions carried out in connection therewith;

6.3.3                        all taxes and corporate fees payable by the Issuer to any Government or other authority or to any agency of such Government or authority whether in the Cayman Islands or elsewhere;

6.3.4                        all fees and expenses incurred in relation to the incorporation and initial organisation of the Issuer, the initial issue of Securities, the production, printing and distribution of any prospectuses or any placing or explanatory memorandum or any other similar document and the advertising and promotion generally of Securities;

6.3.5                        all expenses incurred or to be incurred in the alteration or amendment of the Articles and or the Placing Memorandum including the costs of any meetings convened to sanction the same;

6.3.6                        the Investment Manager’s legal and professional expenses incurred in relation to the negotiation, preparation and settling of this Agreement and the proper performance of its duties hereunder (including but not limited to transactional expenses in relation to Portfolio Investments including aborted deals) and all legal and professional expenses necessarily incurred or to be incurred in the preparation of any documents amending the provisions of this Agreement;

6.3.7                        all audit fees of the Issuer and legal expenses in connection with the Issuer ‘s corporate existence, corporate and financial structure and relations with its shareholders and third parties and all other professional and other charges in respect of services rendered to the Issuer at the request of the Issuer;

6.3.8                        interest on and charges and expenses of the Issuer of arranging, and arising out of, all borrowings made by the Issuer; and

6.3.9                        all other expenses but so that the liability of the Issuer is limited to expenses authorised to be paid out of the assets of the Issuer by the Laws.

7                                         Duty of Care and Conflicts of Interest

7.1                                 In undertaking the services herein and all its duties and obligations in connection to the provision of the services herein, the Investment Manager shall exercise investment management expertise and professionalism which is standard in the level of industry.  The Investment Manager shall at all times act bona fide, diligently, honestly, transparently and ethically in all its dealings with the Issuer or with any other persons in respect of its discharge and or fulfilment of its duties and obligations herein.

7.2                                 The Investment Manager shall at all times use best efforts to protect the commercial and general interest of the Issuer in respect of all investments implemented and managed by it. The Investment Manager shall represent the Issuer to the exclusion of all other parties or interests (including its own interest) in the Portfolio Investments. The Investment Manager shall use its best efforts manage any conflict of interests in a fair manner.

7.3                                 The Investment Manager and the Issuer hereby agree and undertake and agree to procure each of their respective directors and officers shall, for the duration of this Agreement:

7.3.1                        abide by the Investment Objectives of the Issuer as notified to them;

7.3.2                        not without the prior written approval of the Issuer hold any interest (as defined below) in any company which:

7.3.2.1                                                   is in direct competition with a Portfolio Investment;

7.3.2.2                                                   may impair or may reasonably be thought by the Issuer to impair the ability of such person to act at all times in the best interests of the Issuer; or

7.3.2.3                                                   requires or might reasonably be thought by the Issuer to require such person to disclose any confidential information relating to the Issuer in order to properly discharge his duties to or to further his interest in such investments.

For the purposes herein an “interest” shall include:-

•                  the holding of any position as director, officer, employee, consultant, partner, principal or agent;

•                  the direct and indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures of any company; or

•                  the direct or indirect provision of any financial assistance.

7.4                                 Such individual whose interests are in conflict with the Issuer pursuant to clause 7.3 shall abstain from voting or decision-making in the Investment Committee and/or the Investment Manager in respect of such matter or Portfolio Investment.

8                                         Exculpation and Indemnification of the Investment Manager

8.1                                 The Investment Manager shall not be liable to the Issuer or any investor in the Issuer or otherwise for any error of judgment (not amounting to fraud, bad faith, negligence or wilful default) or for any loss suffered by the Issuer or any such investors in connection with the subject matter of this Agreement or in the course of the discharge of the Investment Manager’s functions hereunder (including in particular, but without limiting the foregoing, any loss suffered or incurred by the Issuer or any investor in the Issuer following upon or arising out of any estimation, determination or calculation made by the Investment Manager or any delay in the making or implementation of any such estimation, determination or calculation or in effecting payments or instructing the Issuer ‘s bankers to effect payments or in countermanding payment instructions or any loss or other disadvantage suffered or incurred by the Issuer or any investor in the Issuer following upon or arising out of any foreign exchange transactions or any delay in effecting or failure to effect foreign exchange transactions or the bankruptcy or insolvency of or failure to pay by foreign exchange dealers or any bank or other institution or country or governmental department or authority in which the moneys of the Issuer are from time to time invested or deposited or generally in relation to the purchase, holding or sale of any investments by the Issuer or any failure on the part of the Investment Manager to make necessary registrations of prospectuses or other similar documents or any action or omission taken or suffered by the Investment Manager in good faith in reliance on or in accordance with the opinion or advice of legal counsel, the Auditors or other competent professional advisors) howsoever any such loss may have occurred unless such loss arises from fraud, bad faith, wilful default or negligence by the Investment Manager in the course of its duties or by persons designated by it of its obligations or functions.

8.2                                 The Issuer hereby undertakes to hold harmless and indemnify the Investment Manager against all actions proceedings claims costs demands and expenses which may be brought against suffered or incurred by the Investment Manager in the course of its duties (other than due to fraud, bad faith, wilful default or negligence on the part of the Investment Manager or persons designated by it) including all legal professional and other expenses incurred by the Investment Manager or persons designated by it in the performance of its obligations or functions and including indemnity obligations owed by the Investment Manager to persons designated by it (except such as shall arise from fraud, bad faith, wilful default or negligence in the performance or non-performance of such obligations or functions) and in particular (but without limitation) this protection and indemnity shall extend to any such items aforesaid as shall arise as a result of any such loss suffered or incurred by the Issuer or any investor in the Issuer as is mentioned specifically in Clause 8.1 or any loss delay misdelivery or error in transmission of any cable, electronie or telegraphic communication or as a result of acting upon any forged document or signature but not tax on the overall income or profits of the Investment Manager.

8.3                                 Notwithstanding any other provision of this Agreement, the Investment Manager shall not be liable to the Issuer or any investor in the Issuer or otherwise for any taxation assessed upon or payable by the Issuer wheresoever the same may be assessed or imposed and whether directly or indirectly except for such taxation as shall be attributable to fraud, bad faith, wilful default or negligence in the performance or non-performance by the Investment Manager or persons designated by it of its obligations or functions.  The Issuer shall indemnify and keep indemnified the Investment Manager from and against all taxes not attributable to fraud, bad faith, wilful default or negligence as aforesaid (wheresoever and by whomsoever imposed) on profits or gains of the Issuer which may be assessed upon or become payable by the Investment Manager and against all costs claims demands actions and proceedings in connection therewith.

8.4                                 For the avoidance of doubt it is hereby agreed and declared that references to the Investment Manager in this Clause shall be deemed to include references to the officers, servants and directors of the Investment Manager.

8.5                                 Any indemnity expressly given to the Investment Manager in this Agreement is in addition to and without prejudice to any indemnity provided by the Laws and (unless Clause 10.3.2 applies) shall survive termination of this Agreement.

8.6                                 The Investment Manager shall send to the Issuer as soon as possible all claims, demands, summonses, writs and related documents which it receives from third parties and in respect of which it may be indemnified in this Agreement and shall give such assistance as the Issuer may reasonably require in defending or resisting the same and the Investment Manager shall not admit liability or offer any settlement without the written consent of the Issuer which may, if it so desires, take over the defence of any such actions or prosecute any such claim in the name of the Investment Manager.

8.7                                The Investment Manager shall be entitled to reply on and shall not incur any liability in respect of any act or omission in reliance upon Proper Instructions or upon any document reasonably believed in good faith to be authentic and not fraudulent but may require documents to be authenticated to its reasonable satisfaction.

8A                                Exculpation and Indemnification of the Issuer

8A.1                       The Investment Manager hereby undertakes to hold harmless and indemnify the Issuer against all actions proceedings claims costs demands and expenses which may be brought against suffered or incurred by the Issuer in the course of its duties other than by reason of any fraud, bad faith, wilful default or negligence on the part of the Issuer or its officers or directors.

8A.2                       Notwithstanding any other provision of this Agreement, the Issuer shall not be liable to the Investment Manager for any taxation assessed upon or payable by the Investment Manager wheresoever the same may be assessed or imposed and whether directly or indirectly except for such taxation as shall be attributable to fraud, bad faith, wilful default or negligence by the Issuer or persons designated by it.

9                                         Services of the Investment Manager to be Exclusive

The services of the Investment Manager to the Issuer under this Agreement shall be exclusive only to the extent that the Investment Manager shall not render any similar services to any other entities as determined by the Directors to be in competition with the Issuer without the express consent of the Issuer, save for circumstances where the Investment Manager determines that a co-investment arrangement is appropriate pursuant to Clauses 3.1.12 and 3.1.13.

9A                                IPO of the Issuer

9A.1                       Prior to the IPO of the Issuer, both parties shall use their best endeavours to negotiate on and, if necessary, agree and amend any terms of this Agreement for compliance with the listing rules of the Stock Exchange.

9A.2                       This Agreement shall continue upon and after the IPO of the Issuer unless terminated pursuant to Clause 10 of this Agreement.  Upon the IPO of the Issuer, provisions of this Agreement shall be subject to the listing rules of the Stock Exchange, and to the extent that these are not consistent, the listing rules of the Stock Exchange shall prevail.

9A.3                       After the expiry of 3 years from the IPO, the Issuer or the Investment Manager shall be entitled to undertake a review of this Agreement and either party may terminate this Agreement without cause on six months notice in writing.

10                                  Termination

10.1                           Unless there is an IPO of the Issuer by the Maturity Day, this Agreement shall terminate as soon as all Convertible Bonds issued and outstanding have been redeemed or converted and exchanged or the liquidation procedure of the Issuer has commenced, whichever comes later.

10.2                           The Investment Manager shall be entitled to resign its appointment under this Agreement by notice in writing to the Issuer:

10.2.1                  at any time if the Issuer shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Investment Manager) or be unable to pay its debts or commit an act of bankruptcy under the Laws, or if a receiver is appointed of any of the assets of Issuer or if some event having an equivalent effect occurs; or

10.2.2                  at any time if the Issuer shall commit any material breach of its obligations under this Agreement and, if such breach shall be capable of remedy, shall fail within 30 days of receipt of notice served by the Investment Manager requiring it to remedy such breach.

10.3                           The Issuer may without prior notice terminate the appointment of the Investment Manager at any time by giving notice in writing to the Investment Manager in any of the following events:-:

10.3.1                  at any time if the Investment Manager goes into liquidation or is unable to pay its debts or commits an act of bankruptcy under the Laws or if a receiver is appointed of any of the assets of the Investment Manager or if the Investment Manager shall cease to be authorized or permitted to act as such under the Laws or otherwise or if some event having an equivalent effect occurs;

10.3.2                  at any time if the Investment Manager shall commit any material breach of its obligations, covenants, terms and conditions under this Agreement unless such breach is cured within 30 days of written receipt of notice of such material breach served by the Issuer on the Investment Manager and requiring it to remedy such breach; or

10.3.3                  if the Investment Manager is convicted of fraud or other offences involving dishonesty.

10.4                           The appointment of the Investment Manager shall automatically terminate forthwith if the Investment Manager shall become or be deemed to become resident for tax purposes or carry on business in any jurisdiction (other than in any place or places as may from time to time be approved by the Directors for such purpose) in circumstances which cause the Issuer to become liable to pay any taxes which it would not otherwise be liable to pay.

10.5                           On termination of the appointment of the Investment Manager under the provisions of this Clause 10, the Investment Manager shall be entitled to receive all fees and other moneys accrued due up to the date of such termination (including but not limited to the management fee pursuant to Clause 5.1 and performance fee pursuant to Clause 5.2.2 of this Agreement) and costs necessarily incurred in giving effect to this clause and any other amounts that shall be agreed to by the Issuer and the Investment Manager.  Upon receipt of all amounts due to the Investment Manager under this Agreement, the Investment Manager shall deliver to the Issuer, or as it shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Issuer in the possession of or under the control of the Investment Manager (which shall remain the exclusive property of the Issuer, as the case may be) and take all necessary steps to vest in the Issuer or any new Investment Manager any assets previously held in the name of or to the order of the Issuer and shall not, unless as of such date there are amounts owed by the Issuer to the Investment Manager, be entitled to any lien in respect of any of the foregoing.  Termination is without prejudice to transactions already initiated on the basis of advice under this Agreement which will be dealt with in accordance with the terms of the contract governing the transaction with the relevant counterparty.

11	Confidentiality and Reputation

11.1

Neither the Issuer nor the Investment Manager shall (except under compulsion of law), either before or after the termination of this Agreement, disclose to any Person not authorized by the other party to receive the same (except each of their respective Affiliates, advisers, auditors or others as required by law, regulation or rule of any governing regulatory or taxation body or authority) any confidential information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement. Each party shall use all reasonable endeavors to prevent any such disclosure as aforesaid.

11.2

Neither the Issuer nor the Investment Manager shall knowingly do or suffer any act or matter or thing which would or might reasonably be expected to prejudice materially or bring into disrepute the business or reputation of the other party.

12	Notices

12.1

Any notice given under this Agreement shall be in writing and shall be served by hand at or by being sent by telex, fax or prepaid post to the principal office stated in this Agreement or last notified to the sender by the addressee. Any such notice shall be deemed duly served at the time of delivery (if delivered by hand), at the time of receipt of confirmed answerback (if served by telex), upon receipt (if sent by fax) or five days after the date of posting (if served by prepaid post). Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

12.2

The Investment Manager shall not be under any liability on account of anything done or suffered by the Investment Manager in good faith in accordance with or in pursuance of any request or advice of the Issuer. Whenever pursuant to any provision of this Agreement any notice, instruction or other communication is to be given by or on behalf of the Issuer to the Investment Manager, the Investment Manager may accept as sufficient evidence thereof:

12.2.1                  a document signed or purporting to be signed on behalf of the Issuer by such person or persons whose signature the Investment Manager is for the time being authorised by the Issuer to accept; or

12.2.2 a message by tested telex, facsimile or cable transmitted by the Issuer by such person or persons whose messages the Investment Manager is for the time being authorised by the Issuer to accept;

and the Investment Manager shall not be obliged to accept any document or message signed or transmitted or purporting to be signed or transmitted by any other person.

13	Miscellaneous Provisions

13.1

No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

13.2

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

13.3	Any provision of this Agreement may be amended only if the parties so agree in writing and signed by both parties.

13.4

This Agreement may be executed through the use of separate signature pages and in any number of counterparts. Each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.

14	Governing Law

14.1	This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

14.2

The Issuer and the Investment Manager hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands for the settlement of any dispute or difference arising between the parties hereto. Provided always that any party shall be at liberty to take proceedings against the other party in whatever other jurisdiction that other party may from time to time be resident.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SIGNED by	)
for and on behalf of	)
2020 GlobalGrowth Equities	)	/s/ Louis Koo
Limited	)
in the presence of:

SIGNED by	)
for and on behalf of	)
2020 Equity Partners	)	/s/ Louis Koo
Limited	)
in the presence of:

Appendix A

Investment Objective

The Investment Objective of the Issuer is to generate superior, long-term capital appreciation typically through privately negotiated equity and equity-related investments in companies which can be transformed from leading domestic enterprises into world class leaders. Target companies may be located within Greater China and other emerging markets, or may be companies located in other countries which will benefit from establishing operations in Greater China or other emerging markets. Investments will be effected using a broad variety of investment types and transaction structures, including but not limited to buyout investments, expansion stage, pre-IPO, restructurings, recapitalizations, and purchase of debt or publicly traded securities made in connection with or with a view to a contemplated privately negotiated transaction (including purchases of securities subsequent to a privately negotiated transaction in the same portfolio company).

Policies and Guidelines

No variation of the above investment objective shall be effective unless upon (i) until the IPO Date, the approval by the affirmative vote of the holders holding at less than 80% of the aggregate principal amount of all Convertible Bonds issued and outstanding; or (ii) thereafter, such approval as may be required in accordance with rules of the Stock Exchange.

All investment and divestment decisions of the Investment Manager are subject to the prior approval of the Investment Committee.

Appendix B

Shareholding structure of the Investment Manager:

2020 International Capital Group Limited	60%

George Lu	10%

Louis Koo	10%

Adrian Chan	10%

Bill Sharp	3.4%

2020 Advisors LLC	6.6%

Appendix C

Letters of Appointment regarding Louis Koo and George Lu

THIS LETTER OF APPOINTMENT is dated                                                                 and is made

BETWEEN:-

(1)                                  2020 Equity Partners Limited of 4th Floor, Scotia Centre, P.O. Box 268, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Employer”); and

(2)                                  Louis Koo (the “Employee”) of

RECITAL:-

1.                                       The Employer is the investment manager of 2020 GlobalGrowth Equities Limited (the “Fund”). The investment objectives of the Fund include generating superior, long-term capital appreciation typically through privately negotiated equity and equity related investments in companies which can be transformed from leading domestic enterprises into world class leaders.

2.                                       The Fund will issue convertible bonds (the “Bond”) to the subscriber(s) in accordance with an agreement dated 14 December 2007 (the “Convertible Bonds Agreement”) and subject to the terms and conditions (“Conditions”) of the certificate issued in respect of the Bonds.

3.                                       Under the Convertible Bonds Agreement, it is the parties’ intention for the Fund to be listed in the Stock Exchange (as defined below).

4.                                       It is set out in the Investment Management Agreement (as defined hereinafter) that the Employee shall remain in the employment of the Employer throughout the term of the Investment Management Agreement, or in the event of IPO of the Fund, such employment to continue for at least 3 years after the listing of the Fund on the Stock Exchange (as defined hereinafter).  The term of employment under this Agreement is specifically set out in Clause 2.2 hereof.

5.                                       The Employee is a person with the experience, skill and knowledge in managing investment for fund companies.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Definition

In this Letter of Appointment:-

“Associate” of a body corporate means a subsidiary or holding company of the body corporate;

“Convertible Bonds” means such convertible bonds subject to the Conditions issued pursuant to the Convertible Bond Agreement or to be issued by the Fund pursuant to agreement(s) to be entered into by the parties thereto on or prior to 30 June 2008;

“Investment Management Agreement” means the investment management agreement to be entered into between the Fund and the Employer pursuant to which the Employer shall manage all investment activities of the Fund subject to the terms and conditions therein contained;

“Stock Exchange” means the London Stock Exchange or, as the context may require, its main board for the listing of securities, or any other recognised stock exchange;

2.                                      Appointment and Duties

2.1                                 The Employer hereby agrees to appoint the Employee in accordance with the terms of this Letter of Appointment as the Managing Director of the Employer. Both the Employer and the Employee agree, acknowledge and take cognizance of the terms of the Investment Management Agreement.

2.2                                Subject to Clause 11, the Employee’s employment with the Employer shall commence on 7 February 2008 (or such other date as agreed) and shall continue until the earlier of (a) the expiration or termination of the Investment Management Agreement in accordance with the terms and the conditions therein contained; or (b) if there is IPO, 3 years after the listing of the Fund on the Stock Exchange; or (c) upon all Convertible Bonds issued and outstanding have been redeemed or exchanged; or (d) the liquidation procedure of the Fund has commenced (the “Fixed Term”). The employment of the employee may be renewed or extended after the Fixed Term for such period and at such terms as agreed between the Employer and the Employee.

2.3                                In the event that the Employee is not lawfully employable, nothing in this Letter of Appointment will be construed as requiring the Employee to commence employment or impose any obligation on the Employer to employ the Employee until such time as the Employee has obtained all the necessary clearances/licenses in relation to the Employee’s employment herein.

2.4                                The Employee will be responsible for the management of the Fund together with the Fund’s assets, on behalf of the Employer, being the investment manager of the Fund, in accordance with the relevant investment management agreement(s)

in force from time to time, and/or such other duties as designated by the Employer from time to time.

2.5                                For the avoidance of doubt, the Employee shall not be held personally liable for any loss sustained incurred or suffered by the Fund in the proper performance of the Employee’s duties hereunder (whether during the course of employment or after the termination thereof) except for any loss or damage caused as a result of fraud, wilful default, dishonesty, gross negligence or serious dereliction of duty on the part of the Employee.

2.6                                 The Employee shall:

(a)                                  faithfully and loyally serve the Employer to the best of his ability and use his best efforts to promote its interests;

(b)                                 truly and faithfully account for and deliver to the Employer all money, securities and things of value belong to the Employer which the Employee may from time to time receive for, for, from or on account of the Employer;

(c)                                  devote such time and attention to his duties as he reasonably considers necessary;

(d)                                 comply with the company policy or other rules and regulations (including office procedural manuals and confidentiality policy) in force from time to time (“Company Policy”);

(e)                                  not engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever which is in competition with the business of the Fund (save as the holder of investment of any securities which do not exceed 5% in nominal value of the issued share capital or stock of any class of any company quoted on a recognised stock exchange); and

(d)                                 reports to the board of the Employer in the discharge of his duties.

2.7                                The Employee shall disclose to the Employer in writing no later than the execution of this Letter of Appointment whether he or his immediate family members (i.e. spouse, parents and children) are engaged or interested in any capacity (whether as a director, shareholder, principal, partner, consultant, employee, independent contractor or otherwise) in any business or activity which are substantially similar to or compete with the business activities of the Fund and/or the Employer (“Business in Conflict”); and to give details of the same, if any. During his employment, the Employee shall disclose to the Employer in writing and seek prior written approval before he or his immediate family members engage or be interested in any capacity in any Business in Conflict.

3.                                      Commitment of Employee

3.1                                The Employee is expected to carry out his duties during such times as are reasonably necessary to enable the Employee to complete the tasks or duties herein specified.

4.                                      Limitation of Authority

4.1                                Unless the Employer consents otherwise, the Employee has no authority to contract on behalf of the Employer or its Associates or to hold himself out as having any such authority. Any failure to observe this term will lead to immediate dismissal without compensation. Nothing in this Clause shall apply to any trading activities conducted by the Employee in respect of the Fund in accordance with the Fund’s investment management agreement in force from time to time or directions as may be issued by the Employer or its Associates from time to time.

5.                                      Remuneration

5.1                                The Employee will be remunerated with an annual basic salary of HK$10,000 (or such other amount as agreed between the Employer and the Employee) payable in arrears at the end of each month during the employment with the Employer.

6.                                     Annual Leave

6.1                                The Employee is entitled to 10 working days paid leave per leave year (1 January to 31 December). Annual leave shall be taken in accordance with the Company Policy.

7.                                     Other benefits

7.1                                The Employee will enjoy benefits that are awardable to full-time employees holding a similar position as varied by the Employer or its Associates from time to time. These benefits are awardable in accordance with the Company Policy.

8.                                     Expenses

8.1                                The Employer shall in accordance with Company Policy reimburse the Employee with all expenses reasonably and properly incurred by him in the reasonable and proper performance of his duties subject to production by the Employee of proper receipts in respect of the same and also to the Employee obtaining the approval(s) required by Company Policy from time to time.

9.                                      Non-disclosure of Confidential Information

9.1                                The Employee shall not use, divulge or communicate to any person (other than with proper authority to do so) any of the Confidential Information of the Employer, either during or after termination of his employment with the Employer.  The Employee shall use his best endeavours to prevent the unauthorized disclosure or publication of such information and agree that he shall not copy the Confidential Information of the Employer belonging to the Employer nor remove the same from the Employer’s premises without the express written consent from the Employer.

9.2                                The provisions of Clause 9.1 shall apply mutatis mutandis in relation to the each of the Associates of the Employer and/or the Fund, to Confidential Information which the Employee may have received or obtained while in the service of the Employer and the Employee shall further upon the request of any such company enter into a separate agreement or undertaking with such company to the like effect.

9.3                                Confidential Information does not include any information which is known to the public or available in the public domain but shall include, without limitation, any and all information concerning (i) processes, formulas, trade secrets, innovations, inventions, improvements, research or development specifications, data and knowhow; (ii) marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, product plans and pricing; (iii) personnel information, including organizational structure, salary, identities and qualifications of employees; (iv) customer and suppler information, including identities, product sales and purchase history or forecasts and agreements; (v) any information parted to the Employee on the express basis that it is confidential; (vi) any other information which is not known to the public.

9.4                                 This Clause 9 shall survive termination of the employment of the Employee.

10.                               Variation of Terms and Conditions

10.1                           This Letter of Appointment may be amended by the Employer and the Employee as they agreed in writing.

11.                              Termination

11.1                          Without prejudice to Clause 2, the Employer shall have the right to terminate the Employee’s employment forthwith without notice if the Employee:-

11.1.1                                is convicted of any criminal offence (other than offences under any road traffic legislation) and/or sentenced to any term of immediate or suspended imprisonment save for those offences which, in the reasonable opinion of the Employer, do not bring any disrepute or discredit to the Employer;

11.1.2                                commits any act of criminal breach of trust or dishonesty;

11.1.3                                is guilty of any serious misconduct in the performance of his duties;

11.1.4                                the Employee is in breach of any provisions of law, regulatory rules, codes or guidelines applicable to the employment; or

11.1.5                                ceases to have the necessary working visa and/or other licences/qualifications as may be required for him to carry out his duties under this Letter of Appointment.

11.2                          For the avoidance of doubt, unless the Employee’s employment is terminated by the Employer pursuant to Clause 11.1, the Employee shall not be held liable for any loss, damage, liability, charge, claim, cost or expense sustained, incurred or suffered by the Employer or its Associates, and the Fund arising out of the termination of the Employee’s employment herein.

12.                              Continuing Effect

12.1                          The expiration or termination of this Letter of Appointment howsoever arising shall not operate to affect this Clause or such other of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any other accrued rights or remedies of the Parties.

13.                              Agreement Prevails

13.1                          This Letter of Appointment supersedes all previous agreements and arrangements (if any) relating to the appointment of the Employee by the Employer and all such agreements and arrangements are hereby terminated by mutual consent.

13.2                          The Employee agree to execute and deliver all such further documents and instruments (including instruments or conveyance and waivers of moral rights) and do all acts and things as the Employer may, at any time, reasonabely require to effectively carry out or better evidence or perfect the full intent and meaning of this Letter of Appointment.

14.                              Notices

14.1                          Each communication under this Letter of Appointment shall be made in writing and may be made by letter or fax addressed to, in the case of the Employer, its registered office for the time being, and in the case of the Employee, his last known address.

14.2                          Every communication sent to the recipient Party shall be deemed to be received by the recipient Party (if sent by fax) on the next working day or (in any other case) when left at the address required by Clause 14.1 or 3 days after having been sent to the recipient Party by ordinary post.

15.                              Partial Invalidity

15.1                          If any one or more of the provisions contained in this Letter of Appointment shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired and this Letter of Appointment shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

16.                              Remedies and Waivers

16.1                          No failure on the part of any Party hereto to exercise and no delay in exercising any right under this Letter of Appointment shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Letter of Appointment preclude any other or further exercise thereof or of the exercise of any other right.  The rights and remedies provided in this Letter of Appointment are cumulative and not exclusive of any rights or remedies provided by law.

16.2                          Any waiver or consent given by any Party under this Letter of Appointment shall be in writing and may be given subject to such conditions as such Party may impose.  Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

17.                              Personal Data Policy

17.1                          The personal data the Employee has supplied for the purpose of employment is required for obtaining reference checks, for maintaining employee records, for assessing employee compensation and benefits, for training and development, for appraisal and for emergency purposes and such personal data may be forwarded to the Employer’s insurers, bankers, and medical practitioners providing medical services to employees, if applicable, and to any relevant service provider or any government authority (at the authority’s request).

18.                              Warranties

18.1                          The Employee hereby represents and warrants that he is free from any encumbrances or restrictions imposed by his current or former employer or any third party which may in any way prohibit him from performing services for the Employer under this Letter of Appointment.

18.2                          The Employee warrants that he has the relevant experience, skill and knowledge in managing investments for fund companies.

19.                              Governing Law

19.1                          It is agreed that the terms and conditions of employment (including this Letter of Appointment) shall be governed by and construed in accordance with the laws of Hong Kong.

19.2                          The Parties further agree to submit irrevocably to the non-exclusive jurisdiction of the Courts of Hong Kong for the purposes of resolving any claim or proceedings relating to such terms and conditions of employment (including this Letter of Appointment).

20.                              Independent Legal Advice

20.1                          The Employee agrees that he has been advised by the Employer that he should obtain independent legal advice in connection with the terms of this Letter of Appointment. The Employee confirms that he has either obtained such advice or chosen not to do so and that he fully understands the terms and conditions set out herein and agree to be bound by them.

IN WITNESS whereof the Parties have executed this Letter of Appointment on the date first aforewritten.

SIGNED by	)
duly authorised for and on behalf of	)
2020 Equity Partners Limited	)
in the presence of -)
)

SIGNED by	)
Louis Koo	)
in the presence of :	)
)

THIS LETTER OF APPOINTMENT is dated                                                       and is made

BETWEEN:-

(2)                                  2020 Equity Partners Limited of 4th Floor, Scotia Centre, P.O. Box 268, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Employer”); and

(2)                                  George Lu (the “Employee”) of

RECITAL:-

1.                                      The Employer is the investment manager of 2020 GlobalGrowth Equities Limited (the “Fund”). The investment objectives of the Fund include generating superior, long-term capital appreciation typically through privately negotiated equity and equity related investments in companies which can be transformed from leading domestic enterprises into world class leaders.

2.                                      The Fund will issue convertible bonds (the “Bond”) to the subscriber(s) in accordance with an agreement dated 14 December 2007 (the “Convertible Bonds Agreement”) and subject to the terms and conditions (“Conditions”) of the certificate issued in respect of the Bonds.

3.                                      Under the Convertible Bonds Agreement, it is the parties’ intention for the Fund to be listed in the Stock Exchange (as defined below).

4.                                      It is set out in the Investment Management Agreement (as defined hereinafter) that the Employee shall remain in the employment of the Employer throughout the term of the Investment Management Agreement, or in the event of IPO of the Fund, such employment to continue for at least 3 years after the listing of the Fund on the Stock Exchange (as defined hereinafter).  The term of employment under this Agreement is specifically set out in Clause 2.2 hereof.

5.                                      The Employee is a person with the experience, skill and knowledge in managing investment for fund companies.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Definition

In this Letter of Appointment:-

“Associate” of a body corporate means a subsidiary or holding company of the body corporate;

“Convertible Bonds” means such convertible bonds subject to the Conditions issued pursuant to the Convertible Bond Agreement or to be issued by the Fund pursuant to agreement(s) to be entered into by the parties thereto on or prior to 30 June 2008;

“Investment Management Agreement” means the investment management agreement to be entered into between the Fund and the Employer pursuant to which the Employer shall manage all investment activities of the Fund subject to the terms and conditions therein contained;

“Stock Exchange” means the London Stock Exchange or, as the context may require, its main board for the listing of securities, or any other recognised stock exchange;

2.                                      Appointment and Duties

2.1                                 The Employer hereby agrees to appoint the Employee in accordance with the terms of this Letter of Appointment as the Managing Director of the Employer. Both the Employer and the Employee agree, acknowledge and take cognizance of the terms of the Investment Management Agreement.

2.2                                 Subject to Clause 11, the Employee’s employment with the Employer shall commence on 7 February 2008 (or such other date as agreed) and shall continue until the earlier of (a) the expiration or termination of the Investment Management Agreement in accordance with the terms and the conditions therein contained; or (b) if there is IPO, 3 years after the listing of the Fund on the Stock Exchange; or (c) upon all Convertible Bonds issued and outstanding have been redeemed or exchanged; or (d) the liquidation procedure of the Fund has commenced (the “Fixed Term”). The employment of the employee may be renewed or extended after the Fixed Term for such period and at such terms as agreed between the Employer and the Employee.

2.3                                 In the event that the Employee is not lawfully employable, nothing in this Letter of Appointment will be construed as requiring the Employee to commence employment or impose any obligation on the Employer to employ the Employee until such time as the Employee has obtained all the necessary clearances/licenses in relation to the Employee’s employment herein.

2.4                                The Employee will be responsible for the management of the Fund together with the Fund’s assets, on behalf of the Employer, being the investment manager of the Fund, in accordance with the relevant investment management agreement(s) in force from time to time, and/or such other duties as designated by the Employer from time to time.

2.5                                For the avoidance of doubt, the Employee shall not be held personally liable for any loss sustained incurred or suffered by the Fund in the proper performance of the Employee’s duties hereunder (whether during the course of employment or after the termination thereof) except for any loss or damage caused as a result of fraud, wilful default, dishonesty, gross negligence or serious dereliction of duty on the part of the Employee.

2.6                                 The Employee shall:

(a)                                  faithfully and loyally serve the Employer to the best of his ability and use his best efforts to promote its interests;

(b)                                 truly and faithfully account for and deliver to the Employer all money, securities and things of value belong to the Employer which the Employee may from time to time receive for, for, from or on account of the Employer;

(c)                                  devote such time and attention to his duties as he reasonably considers necessary;

(d)                                 comply with the company policy or other rules and regulations (including office procedural manuals and confidentiality policy) in force from time to time (“Company Policy”);

(e)                                  not engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever which is in competition with the business of the Fund (save as the holder of investment of any securities which do not exceed 5% in nominal value of the issued share capital or stock of any class of any company quoted on a recognised stock exchange); and

(d)                                 reports to the board of the Employer in the discharge of his duties.

2.7                                The Employee shall disclose to the Employer in writing no later than the execution of this Letter of Appointment whether he or his immediate family members (i.e. spouse, parents and children) are engaged or interested in any capacity (whether as a director, shareholder, principal, partner, consultant, employee, independent contractor or otherwise) in any business or activity which are substantially similar to or compete with the business activities of the Fund and/or the Employer (“Business in Conflict”); and to give details of the same, if any. During his employment, the Employee shall disclose to the Employer in writing and seek prior written approval before he or his immediate family members engage or be interested in any capacity in any Business in Conflict.

3.                                      Commitment of Employee

3.1                                 The Employee is expected to carry out his duties during such times as are reasonably necessary to enable the Employee to complete the tasks or duties herein specified.

4.                                      Limitation of Authority

4.1                                 Unless the Employer consents otherwise, the Employee has no authority to contract on behalf of the Employer or its Associates or to hold himself out as having any such authority. Any failure to observe this term will lead to immediate dismissal without compensation. Nothing in this Clause shall apply to any trading activities conducted by the Employee in respect of the Fund in accordance with the Fund’s investment management agreement in force from time to time or directions as may be issued by the Employer or its Associates from time to time.

5.                                      Remuneration

5.1                                The Employee will be remunerated with an annual basic salary of HK$10,000 (or such other amount as agreed between the Employer and the Employee) payable in arrears at the end of each month during the employment with the Employer.

6.                                      Annual Leave

6.1                                The Employee is entitled to 10 working days paid leave per leave year (1 January to 31 December). Annual leave shall be taken in accordance with the Company Policy.

7.                                      Other benefits

7.1                                The Employee will enjoy benefits that are awardable to full-time employees holding a similar position as varied by the Employer or its Associates from time to time. These benefits are awardable in accordance with the Company Policy.

8.                                      Expenses

8.1                                 The Employer shall in accordance with Company Policy reimburse the Employee with all expenses reasonably and properly incurred by him in the reasonable and proper performance of his duties subject to production by the Employee of proper receipts in respect of the same and also to the Employee obtaining the approval(s) required by Company Policy from time to time.

9.                                      Non-disclosure of Confidential Information

9.1                                The Employee shall not use, divulge or communicate to any person (other than with proper authority to do so) any of the Confidential Information of the Employer, either during or after termination of his employment with the Employer.  The Employee shall use his best endeavours to prevent the unauthorized disclosure or publication of such information and agree that he shall not copy the Confidential Information of the Employer belonging to the Employer nor remove the same from the Employer’s premises without the express written consent from the Employer.

9.2                                The provisions of Clause 9.1 shall apply mutatis mutandis in relation to the each of the Associates of the Employer and/or the Fund, to Confidential Information which the Employee may have received or obtained while in the service of the Employer and the Employee shall further upon the request of any such company enter into a separate agreement or undertaking with such company to the like effect.

9.3                                 Confidential Information does not include any information which is known to the public or available in the public domain but shall include, without limitation, any and all information concerning (i) processes, formulas, trade secrets, innovations, inventions, improvements, research or development specifications, data and knowhow; (ii) marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, product plans and pricing; (iii) personnel information, including organizational structure, salary, identities and qualifications of employees; (iv) customer and suppler information, including identities, product sales and purchase history or forecasts and agreements; (v) any information parted to the Employee on the express basis that it is confidential; (vi) any other information which is not known to the public.

9.4                                 This Clause 9 shall survive termination of the employment of the Employee.

10.                               Variation of Terms and Conditions

10.1                           This Letter of Appointment may be amended by the Employer and the Employee as they agreed in writing.

11.                              Termination

11.1                           Without prejudice to Clause 2, the Employer shall have the right to terminate the Employee’s employment forthwith without notice if the Employee:-

11.1.1                                   is convicted of any criminal offence (other than offences under any road traffic legislation) and/or sentenced to any term of immediate or suspended imprisonment save for those offences which, in the reasonable opinion of the Employer, do not bring any disrepute or discredit to the Employer;

11.1.2                                   commits any act of criminal breach of trust or dishonesty;

11.1.3                                   is guilty of any serious misconduct in the performance of his duties;

11.1.4                                   the Employee is in breach of any provisions of law, regulatory rules, codes or guidelines applicable to the employment; or

11.1.5                                   ceases to have the necessary working visa and/or other licences/qualifications as may be required for him to carry out his duties under this Letter of Appointment.

11.2                           For the avoidance of doubt, unless the Employee’s employment is terminated by the Employer pursuant to Clause 11.1, the Employee shall not be held liable for any loss, damage, liability, charge, claim, cost or expense sustained, incurred or suffered by the Employer or its Associates, and the Fund arising out of the termination of the Employee’s employment herein.

12.                               Continuing Effect

12.1                           The expiration or termination of this Letter of Appointment howsoever arising shall not operate to affect this Clause or such other of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any other accrued rights or remedies of the Parties.

13.                               Agreement Prevails

13.1                           This Letter of Appointment supersedes all previous agreements and arrangements (if any) relating to the appointment of the Employee by the Employer and all such agreements and arrangements are hereby terminated by mutual consent.

13.2                           The Employee agree to execute and deliver all such further documents and instruments (including instruments or conveyance and waivers of moral rights) and do all acts and things as the Employer may, at any time, reasonabely require to effectively carry out or better evidence or perfect the full intent and meaning of this Letter of Appointment.

14.                              Notices

14.1                           Each communication under this Letter of Appointment shall be made in writing and may be made by letter or fax addressed to, in the case of the Employer, its registered office for the time being, and in the case of the Employee, his last known address.

14.2                           Every communication sent to the recipient Party shall be deemed to be received by the recipient Party (if sent by fax) on the next working day or (in any other case) when left at the address required by Clause 14.1 or 3 days after having been sent to the recipient Party by ordinary post.

15.                              Partial Invalidity

15.1                           If any one or more of the provisions contained in this Letter of Appointment shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired and this Letter of Appointment shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

16.                              Remedies and Waivers

16.1                           No failure on the part of any Party hereto to exercise and no delay in exercising any right under this Letter of Appointment shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Letter of Appointment preclude any other or further exercise thereof or of the exercise of any other right.  The rights and remedies provided in this Letter of Appointment are cumulative and not exclusive of any rights or remedies provided by law.

16.2                           Any waiver or consent given by any Party under this Letter of Appointment shall be in writing and may be given subject to such conditions as such Party may impose.  Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

17.                              Personal Data Policy

17.1                           The personal data the Employee has supplied for the purpose of employment is required for obtaining reference checks, for maintaining employee records, for assessing employee compensation and benefits, for training and development, for appraisal and for emergency purposes and such personal data may be forwarded to the Employer’s insurers, bankers, and medical practitioners providing medical services to employees, if applicable, and to any relevant service provider or any government authority (at the authority’s request).

18.                              Warranties

18.1                           The Employee hereby represents and warrants that he is free from any encumbrances or restrictions imposed by his current or former employer or any third party which may in any way prohibit him from performing services for the Employer under this Letter of Appointment.

18.2                           The Employee warrants that he has the relevant experience, skill and knowledge in managing investments for fund companies.

19.                              Governing Law

19.1                           It is agreed that the terms and conditions of employment (including this Letter of Appointment) shall be governed by and construed in accordance with the laws of Hong Kong.

19.2                          The Parties further agree to submit irrevocably to the non-exclusive jurisdiction of the Courts of Hong Kong for the purposes of resolving any claim or proceedings relating to such terms and conditions of employment (including this Letter of Appointment).

20.                              Independent Legal Advice

20.1                          The Employee agrees that he has been advised by the Employer that he should obtain independent legal advice in connection with the terms of this Letter of Appointment. The Employee confirms that he has either obtained such advice or chosen not to do so and that he fully understands the terms and conditions set out herein and agree to be bound by them.

IN WITNESS whereof the Parties have executed this Letter of Appointment on the date first aforewritten.

SIGNED by	)
duly authorised for and on behalf of	)
2020 Equity Partners Limited	)
in the presence of -)
)

SIGNED by	)
George Lu	)
in the presence of :	)
)

Appendix D - Performance Fee calculations (formulae)

Calculation of Performance Fee at IPO

Catchup	0.02			Manager	0.2
Hurdle	0.08			Investors	0.8

Calculation using Percentages

	Y0 (IPO)	Y1	Y2	Y3	Y4	Y5	Y6	Y8	Y9

Gain/(Loss)	0.3	0.12	0.3	0.4	0.093	0.2	-0.13	0.08	0.22
Hurdle Gain/(Loss)	=IF(B8>$B$4,$B$4,B8)	=IF(C8>$B$4,$B$4,C8)	=IF(D8>$B$4,$B$4,D8)	=IF(E8>$B$4,$B$4,E8)	=IF(F8>$B$4,$B$4,F8)	=IF(G8>$B$4,$B$4,G8)	=IF(H8>$B$4,$B$4,H8)	=IF(I8>$B$4,$B$4,I8)	=IF(J8>$B$4,$B$4,J8)
Post Hurdle	=IF(B8-$B$4>0,B8-$B$4,0)	=IF(C8-$B$4>0,C8-$B$4,0)	=IF(D8-$B$4>0,D8-$B$4,0)	=IF(E8-$B$4>0,E8-$B$4,0)	=IF(F8-$B$4>0,F8-$B$4,0)	=IF(G8-$B$4>0,G8-$B$4,0)	=IF(H8-$B$4>0,H8-$B$4,0)	=IF(I8-$B$4>0,I8-$B$4,0)	=IF(J8-$B$4>0,J8-$B$4,0)
Post Catchup	=IF(B10-$B$3>0,(B10-$B$3),0)	=IF(C10-$B$3>0,(C10-$B$3),0)	=IF(D10-$B$3>0,(D10-$B$3),0)	=IF(E10-$B$3>0,(E10-$B$3),0)	=IF(F10-$B$3>0,(F10-$B$3),0)	=IF(G10-$B$3>0,(G10-$B$3),0)	=IF(H10-$B$3>0,(H10-$B$3),0)	=IF(I10-$B$3>0,(I10-$B$3),0)	=IF(J10-$B$3>0,(J10-$B$3),0)
Manager Share	=$F$3*B11	=$F$3*C11	=$F$3*D11	=$F$3*E11	=$F$3*F11	=$F$3*G11	=$F$3*H11	=$F$3*I11	=$F$3*J11
Investors Share	=$F$4*B11	=$F$4*C11	=$F$4*D11	=$F$4*E11	=$F$4*F11	=$F$4*G11	=$F$4*H11	=$F$4*I11	=$F$4*J11
Shortfall	=IF(B11=0, “Yes”, “No”)	=IF(C11=0, “Yes”, “No”)	=IF(D11=0, “Yes”, “No”)	=IF(E11=0, “Yes”, “No”)	=IF(F11=0, “Yes”, “No”)	=IF(G11=0, “Yes”, “No”)	=IF(H11=0, “Yes”, “No”)	=IF(I11=0, “Yes”, “No”)	=IF(J11=0, “Yes”, “No”)

Overall
Manager share	=B12+B18	=C12+C18	=D12+D18	=E12+E18	=F12+F18	=G12+G18	=H12+H18	=I12+I18	=J12+J18
of which catchup	=IF(B10>$B$3,$B$3,B10)	=IF(C10>$B$3,$B$3,C10)	=IF(D10>$B$3,$B$3,D10)	=IF(E10>$B$3,$B$3,E10)	=IF(F10>$B$3,$B$3,F10)	=IF(G10>$B$3,$B$3,G10)	=IF(H10>$B$3,$B$3,H10)	=IF(I10>$B$3,$B$3,I10)	=IF(J10>$B$3,$B$3,J10)
% of total	=IF(B17+B20=0,0,B17/(B17+B20))	=IF(C17+C20=0,0,C17/(C17+C20))	=IF(D17+D20=0,0,D17/(D17+D20))	=IF(E17+E20=0,0,E17/(E17+E20))	=IF(F17+F20=0,0,F17/(F17+F20))	=IF(G17+G20=0,0,G17/(G17+G20))	=IF(H17+H20=0,0,H17/(H17+H20))	=IF(I17+I20=0,0,I17/(I17+I20))	=IF(J17+J20=0,0,J17/(J17+J20))
Investors share	=B13+B21	=C13+C21	=D13+D21	=E13+E21	=F13+F21	=G13+G21	=H13+H21	=I13+I21	=J13+J21
of which hurdle	=IF(B9>0,B9,0)	=IF(C9>0,C9,0)	=IF(D9>0,D9,0)	=IF(E9>0,E9,0)	=IF(F9>0,F9,0)	=IF(G9>0,G9,0)	=IF(H9>0,H9,0)	=IF(I9>0,I9,0)	=IF(J9>0,J9,0)
% of total	=IF(B20>0,1-B19,0)	=IF(C20>0,1-C19,0)	=IF(D20>0,1-D19,0)	=IF(E20>0,1-E19,0)	=IF(F20>0,1-F19,0)	=IF(G20>0,1-G19,0)	=IF(H20>0,1-H19,0)	=IF(I20>0,1-I19,0)	=IF(J20>0,1-J19,0)

Calculation using Nominal Values

	=B7	=C7	=D7	=E7	=F7	=G7	=H7	=I7	=J7

Base/High Watermark	76.92	=IF(B17>0,B28,B27)	=IF(C17>0,C28,C27)	=IF(D17>0,D28,D27)	=IF(E17>0,E28,E27)	=IF(F17>0,F28,F27)	=IF(G17>0,G28,G27)	=IF(H17>0,H28,H27)	=IF(I17>0,I28,I27)
NAV	=+B27*(1+B8)	=+C27*(1+C8)	=D27*(1+D8)	=E27*(1+E8)	=F27*(1+F8)	=G27*(1+G8)	=H27*(1+H8)	=I27*(1+I8)	=J27*(1+J8)
Gain/(Loss)	=23.076	=C28-C27	=D28-D27	=E28-E27	=F28-F27	=G28-G27	=H28-H27	=I28-I27	=J28-J27
Hurdle	=B27*(1+$B$4)	=C27*(1+$B$4)	=C30*(1+$B$4)	=D30*(1+$B$4)	=E30*(1+$B$4)	=F30*(1+$B$4)	=G30*(1+$B$4)	=H30*(1+$B$4)	=I30*(1+$B$4)
Full Catchup	=B30+(($B$3/B8)*B29)	=C30+(($B$3/C8)*C29)	=D30+(($B$3/D8)*D29)	=E30+(($B$3/E8)*E29)	=F30+(($B$3/F8)*F29)	=G30+(($B$3/G8)*G29)	=H30+(($B$3/H8)*H29)	=I30+(($B$3/I8)*I29)	=J30+(($B$3/J8)*J29)
Catchup achieved	=B30+((B18/B8)*B29)	=C30+((C18/C8)*C29)	=D30+((D18/D8)*D29)	=E30+((E18/E8)*E29)	=F30+((F18/F8)*F29)	=G30+((G18/G8)*G29)	=H30+((H18/H8)*H29)	=I30+((I18/I8)*I29)	=J30+((J18/J8)*J29)

Below the Catchup
Manager’s 2%	=(B32-B30)	=(C32-C30)	=(D32-D30)	=(E32-E30)	=(F32-F30)	=(G32-G30)	=(H32-H30)	=(I32-I30)	=(J32-J30)
Investors’ 8%	=IF(B29>0,B29-B35-B39-B40,0)	=IF(C29>0,C29-C35-C39-C40,0)	=IF(D29>0,D29-D35-D39-D40,0)	=IF(E29>0,E29-E35-E39-E40,0)	=IF(F29>0,F29-F35-F39-F40,0)	=IF(G29>0,G29-G35-G39-G40,0)	=IF(H29>0,H29-H35-H39-H40,0)	=IF(I29>0,I29-I35-I39-I40,0)	=IF(J29>0,J29-J35-J39-J40,0)

Above the Catchup
Manager’s 20%	=B12/B8*B29	=C12/C8*C29	=D12/D8*D29	=E12/E8*E29	=F12/F8*F29	=G12/G8*G29	=H12/H8*H29	=I12/I8*I29	=J12/J8*J29
Investors’ 80%	=B13/B8*B29	=C13/C8*C29	=D13/D8*D29	=E13/E8*E29	=F13/F8*F29	=G13/G8*G29	=H13/H8*H29	=I13/I8*I29	=J13/J8*J29

Manager’s Profits	=B39+B35	=C39+C35	=D39+D35	=E39+E35	=F39+F35	=G39+G35	=H39+H35	=I39+I35	=J39+J35
Investors’ Profits	=B40+B36	=C40+C36	=D40+D36	=E40+E36	=F40+F36	=G40+G36	=H40+H36	=I40+I36	=J40+J36
Total Profits	=B43+B42	=C43+C42	=D43+D42	=E43+E42	=F43+F42	=G43+G42	=H43+H42	=I43+I42	=J43+J42

Manager’s % Profits	=IF(B44>0,B42/B$44,0)	=IF(C44>0,C42/C$44,0)	=IF(D44>0,D42/D$44,0)	=IF(E44>0,E42/E$44,0)	=IF(F44>0,F42/F$44,0)	=IF(G44>0,G42/G$44,0)	=IF(H44>0,H42/H$44,0)	=IF(I44>0,I42/I$44,0)	=IF(J44>0,J42/J$44,0)
Investors’ % Profits	=IF(B44>0,B43/B$44,0)	=IF(C44>0,C43/C$44,0)	=IF(D44>0,D43/D$44,0)	=IF(E44>0,E43/E$44,0)	=IF(F44>0,F43/F$44,0)	=IF(G44>0,G43/G$44,0)	=IF(H44>0,H43/H$44,0)	=IF(I44>0,I43/I$44,0)	=IF(J44>0,J43/J$44,0)

Appendix D - Performance Fee calculations (values)

Calculation of Performance Fee at IPO and Post-IPO

Catchup	2%	Manager	20%
Hurdle	8%	Investors	80%

Calculation using Percentages

	Y0 (IPO)	Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8

Gain/(Loss)	30.0%	12.0%	30.0%	40.0%	9.3%	20.0%	-13.0%	8.0%	22.0%	<- Assumption: High Watermark is met, 8% hurdle is met
Hurdle Gain/(Loss)	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	-13.0%	8.0%	8.0%	<- Investors’ share of hurdle, will not exceed 8%
Post Hurdle	22.0%	4.0%	22.0%	32.0%	1.3%	12.0%	0.0%	0.0%	14.0%
Post Catchup	20.0%	2.0%	20.0%	30.0%	0.0%	10.0%	0.0%	0.0%	12.0%
Manager share	4.0%	0.4%	4.0%	6.0%	0.0%	2.0%	0.0%	0.0%	2.4%
Investors share	16.0%	1.6%	16.0%	24.0%	0.0%	8.0%	0.0%	0.0%	9.6%
Shortfall	No	No	No	No	Yes	No	Yes	Yes	No	<- No carry over of any shortfall

Overall
Manager share	6.0%	2.4%	6.0%	8.0%	1.3%	4.0%	0.0%	0.0%	4.4%
of which catchup	2.0%	2.0%	2.0%	2.0%	1.3%	2.0%	0.0%	0.0%	2.0%
% of total	20.0%	20.0%	20.0%	20.0%	14.0%	20.0%	0.0%	0.0%	20.0%	<- During shortfall years, Manager share is less than 20%
Investors share	24.0%	9.6%	24.0%	32.0%	8.0%	16.0%	0.0%	8.0%	17.6%
of which hurdle	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	0.0%	8.0%	8.0%
% of total	80.0%	80.0%	80.0%	80.0%	86.0%	80.0%	0.0%	100.0%	80.0%

Calculation using Nominal Values										<- For illustrative purposes only, excludes management fee and performance fee for previous years
	Y0 (IPO)	Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8

Base/High Watermart	76.92	100.00	112.00	145.59	203.83	222.79	267.35	267.35	267.35	<- High Watermark is not reset for years where Manager is not paid
NAV	100.00	112.00	145.59	203.83	222.79	267.35	232.59	288.73	326.16
Gain/(Loss)	23.08	12.00	33.60	58.24	18.96	44.56	-34.75	21.39	58.82
Hurdle	83.07	108.00	116.64	125.97	136.04	146.93	158.68	171.38	185.09	<- Hurdle is a constant 8% compounded from IPO NAV
Full Catchup	84.61	110.00	118.88	128.88	140.12	151.38	164.03	176.72	190.43	<- Calculated by reference to 2% above the hurdle
Catchup achieved	84.61	110.00	118.88	128.88	138.69	151.38	158.68	171.38	190.43	<- Actual catchup achieved can be less than the full 2%

Below the Catchup
Manager’s 2%	1.54	2.00	2.24	2.91	2.65	4.46	0.00	0.00	5.35	<- Being the difference between the hurdle and catchup
Investors’ 8%	6.15	8.00	8.96	11.65	16.31	17.82	0.00	21.39	21.39	<- Being the difference between total profits and the sum of the post catchup profits and the manager’s catchup

Above the Catchup
Manager’s 20%	3.08	0.40	4.48	8.74	0.00	4.46	0.00	0.00	6.42	<- Calculated by reference to % share of post catchup profit
Investors’ 80%	12.31	1.60	17.92	34.94	0.00	17.82	0.00	0.00	25.67	<- Calculated by reference to % share of post catchup profit

Manager’s Profits	4.62	2.40	6.72	11.65	2.65	8.91	0.00	0.00	11.76
Investors’ Profits	18.46	9.60	26.88	46.59	16.31	35.65	0.00	21.39	47.05
Total Profits	23.08	12.00	33.60	58.24	18.96	44.56	0.00	21.39	58.82

Manager’s % Profits	20%	20%	20%	20%	14%	20%	0%	0%	20%
Investors’ % Profits	80%	80%	80%	80%	86%	80%	0%	100%	80%